STOCK PURCHASE AGREEMENT

                             DATED DECEMBER 10, 2004

                                  BY AND AMONG

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                                       AND

                        THEODORE S. LI AND HUI CYNTHIA LI

                                Table Of Contents

                                                                            PAGE
                                                                             NO.

ARTICLE I - DEFINITIONS.......................................................1

ARTICLE II - SALE AND TRANSFER OF SHARES; CLOSING.............................10

  2.1    Shares...............................................................10
  2.2    Purchase Price.......................................................10
  2.3    Closing..............................................................11
  2.4    Closing Deliveries...................................................11

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS ......................12

  3.1    Organization And Good Standing.......................................12
  3.2    Authority; No Conflict...............................................12
  3.3    Capitalization.......................................................14
  3.4    Reports; Financial Statements........................................14
  3.5    Books And Records....................................................15
  3.6    Title To Properties; Encumbrances....................................15
  3.7    Condition And Sufficiency Of Assets..................................16
  3.8    Accounts Receivable..................................................17
  3.9    Inventory............................................................17
  3.10   No Undisclosed Liabilities...........................................17
  3.11   Taxes................................................................17
  3.12   No Material Adverse Change...........................................18
  3.13   Benefit Plans........................................................18
  3.14   Compliance With Legal Requirements; Governmental Authorizations......22
  3.15   Legal Proceedings; Orders............................................23
  3.16   Absence Of Certain Changes And Events................................24
  3.17   Contracts; No Defaults...............................................25
  3.18   Insurance............................................................27
  3.19   Environmental Matters................................................28
  3.20   Employees............................................................29
  3.21   Labor Disputes; Compliance...........................................30
  3.22   Intellectual Property................................................30
  3.23   Certain Payments.....................................................32
  3.24   Relationships With Related Persons...................................33
  3.25   Brokers Or Finders...................................................33
  3.26   Nevada Statutes......................................................33
  3.27   Disclosure...........................................................33

ARTICLE IV - REPRESENTATIONS AND WARRANTIES BY BUYER..........................34

  4.1    Organization And Good Standing.......................................34
  4.2    Authority; No Conflict...............................................34
  4.3    Investment Intent....................................................35
  4.4    Brokers Or Finders ..................................................35
  4.5    Capitalization.......................................................35
  4.6    Reports; Financial Statements........................................36

ARTICLE V - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER..................36

  5.1    Representation And Warranties True At The Closing Date...............36
  5.2    No Material Adverse Change ..........................................37
  5.3    Sellers' Performance
  5.4    Opinion Of Sellers' Counsel..........................................37
  5.5    Ownership Of Shares .................................................37
  5.6    No Prohibition Of Transaction........................................37
  5.7    Compliance With Law .................................................37
  5.8    Documentation And Consents ..........................................37
  5.9    Employment Agreements ...............................................38
  5.10   Consents To Assignments..............................................38
  5.11   Resignations.........................................................38
  5.12   Sellers' Release.....................................................38
  5.13   Due Diligence........................................................38
  5.14   Inventory Facility...................................................38
  5.15   Series A Preferred Stock.............................................39
  5.16   Consent..............................................................39
  5.17   Records..............................................................39
  5.18   Opinion Of Nevada Counsel............................................39
  5.19   Other Documents And Aspects Of The Transaction.......................39
  5.20   Actions Satisfactory.................................................39
  5.21   Shares...............................................................39
  5.22   UCC Financing Statements.............................................39

ARTICLE VI - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS...............39

  6.1    Representations And Warranties True At The Closing Date..............40
  6.2    Indemnity Agreement..................................................40
  6.3    Pledge Agreement.....................................................40
  6.4    Buyer's Performance..................................................40
  6.5    Opinion Of Buyer's Counsel...........................................40
  6.6    Revolving Line Of Credit  ...........................................40
  6.7    Continued Listing ...................................................40

ARTICLE VII - COVENANTS OF SELLERS PRIOR TO CLOSING DATE......................40

  7.1    Access And Investigation.............................................40
  7.2    Operation Of The Businesses Of The Acquired Companies................41
  7.3    Negative Covenant....................................................41
  7.4    Approvals Of Governmental Bodies.....................................41
  7.5    Notification.........................................................41
  7.6    Payment Of Indebtedness By Related Persons...........................41
  7.7    No Negotiation.......................................................41
  7.8    SEC Reports..........................................................42
  7.9    Series A Preferred Stock.............................................42
  7.10   Best Efforts.........................................................42

ARTICLE VIII - COVENANTS OF BUYER PRIOR TO CLOSING DATE.......................42

  8.1    Approvals Of Governmental Bodies ....................................42
  8.2    Notification.........................................................42
  8.3    Best Efforts.........................................................42

ARTICLE IX - COVENANTS OF SELLERS AND BUYER SUBSEQUENT TO THE ......CLOSING DATE
42

  9.1    Further Assurances...................................................42
  9.2    Further Consents.....................................................43
  9.3    SEC Reports..........................................................43
  9.4    SEC Reports..........................................................43
  9.5    Textron Facility.....................................................43

ARTICLE X - MUTUAL COVENANTS..................................................43

  10.1   Expenses.............................................................43
  10.2   Public Announcements.................................................43
  10.3   Confidentiality......................................................44

ARTICLE XI - INDEMNIFICATION; REMEDIES........................................44

  11.1   Survival.............................................................44
  11.2   Time Limitations.....................................................44
  11.3   Indemnification By Sellers...........................................45
  11.4   Indemnification By Buyer.............................................45
  11.5   Procedure For Indemnification -- Third Party Claims..................45

ARTICLE XII - TERMINATION ....................................................46

  12.1   Termination Events...................................................46
  12.2   Effect Of Termination................................................47

ARTICLE XIII - MISCELLANEOUS..................................................47

  13.1   Notices..............................................................47
  13.2   Governing Law And Venue; Waiver Of Jury Trial........................48
  13.3   Further Assurances...................................................49
  13.4   Waiver...............................................................49
  13.5   Entire Agreement And Modification....................................49
  13.6   Assignments, Successors And No Third-Party Rights....................50
  13.7   Severability.........................................................50
  13.8   Section Headings, Construction.......................................50
  13.9   Time Of Essence......................................................50
  13.10  Counterparts.........................................................50

EXHIBITS

         Exhibit 2.1       Custodial and Stock Pledge Agreement
         Exhibit 2.4(i) 6% Secured Convertible Promissory Note issuable to Theodore S. Li
         Exhibit 2.4(i) 6% Secured Convertible Promissory Note issuable to Hui Cynthia Lee
         Exhibit 2.4(i)    Indemnity Agreement
         Exhibit 5.9(a)    Employment Agreement with Theodore S. Li
         Exhibit 5.9(b)    Employment Agreement with Hui Cynthia Lee
         Exhibit 5.12      Sellers' Release

DISCLOSURE LETTER

         Section 3.1           Organization and Good Standing
         Section 3.2           Authority; No Conflict
         Section 3.3           Capitalization
         Section 3.4           Reports; Financial Statements
         Section 3.5           Books and Records
         Section 3.6           Title to Properties; Encumbrances
         Section 3.8           Accounts Receivable
         Section 3.9           Inventory
         Section 3.10          No Undisclosed Liabilities
         Section 3.11          Taxes
         Section 3.12          No Material Adverse Change
         Section 3.13          Benefit Plans
         Section 3.14 Compliance with Legal Requirements; Governmental Authorizations
         Section 3.15          Legal Proceedings; Orders
         Section 3.16          Absence of Certain Changes and Events
         Section 3.17          Contracts; No Defaults
         Section 3.18          Insurance
         Section 3.19          Environmental Matters
         Section 3.20          Employees
         Section 3.21          Labor Disputes; Compliance
         Section 3.22          Intellectual Property
         Section 3.24          Relationships with Related Persons

                            STOCK PURCHASE AGREEMENT

      Stock Purchase Agreement (hereinafter called, this "Agreement"), dated as of December 10, 2004 among ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation ("Buyer"), THEODORE S. LI, an individual residing in California ("Li"), HUI CYNTHIA LEE ("Lee"), an individual residing in California. Li and Lee shall be collectively referred to hereinafter as "Sellers."

      Sellers own 6,454,300 shares (the "Shares") of the common stock, par value $0.001 per share, of Pacific Magtron International Corp., a Nevada corporation (the "Company"), which constitute 61.56% of the issued and outstanding shares of capital stock of the Company. Sellers desire to sell, and Buyer desires to purchase, the Shares for the consideration and on the terms set forth in this Agreement.

      The parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Section 1:

      "Acquired Companies" -- the Company and its Subsidiaries, collectively; each of the foregoing is an "Acquired Company."

      "Audit Date" -- as defined in Section 3.4.

      "Balance Sheet" -- as defined in Section 3.4(a).

      "Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible.

      "Buyer" -- as defined in the first paragraph of this Agreement.

      "Buyer Audit Date" -- as defined in Section 4.6.

      "Buyer Common Stock" -- as defined in Section 4.5.

      "Buyer's Disclosure Letter" - the disclosure letter delivered by Buyer to Sellers concurrently with the execution and delivery of this Agreement.

      "Buyer Material Adverse Effect" - means any circumstance(s) or event(s), the result of which would have, or reasonably could be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, or condition (financial or otherwise) of Buyer and its Subsidiaries or on the Contemplated Transactions.

      "Buyer Preferred Shares" -- as defined in Section 4.5.

      "Buyer Reports" -- as defined in Section 4.6.

      "Buyer Stock Plans" -- as defined in Section 4.5.

      "Closing" -- as defined in Section 2.3.

      "Closing Date" -- shall mean January __, 2005, or such other date and time mutually agreed to among the parties hereto.


      "Code" -- the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

      "Company" -- as defined in the second paragraph of this Agreement.

      "Consent" -- any approval, consent, ratification, permission, waiver or other authorization (including any Governmental Authorization).

      "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including, but not limited to:

      (i) the sale of the Shares by Sellers to Buyer;

      (ii) the execution, delivery and performance of the Promissory Notes, the Employment Agreements, the Indemnity Agreement, the Pledge Agreement and the Releases;

      (iii) the performance by Buyer and Sellers of their respective covenants and obligations hereunder;

      (iv) Buyer's acquisition and exercise of control over the Acquired Companies; and

      (v) any change in the directors, officers or other key employees of the Acquired Companies.

      "Contract" -- any agreement, contract, instrument, indenture, guaranty, power of attorney, commitment, promise, assurance, obligation or undertaking.

      "Conversion Shares" -- as defined in Section 3.2.

      "Copyrights" -- as defined in Section 3.22.

      "Damages" -- as defined in Section 11.3.

      "Director's Plans" -- as defined in Section 3.13(a).

      "Disclosure Letter" -- the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement; provided that on or prior to 12:00 noon (Phoenix, Arizona time) Saturday, December 11, 2004, Sellers shall have the right to update the Disclosure Letter solely with respect to (i) cross referencing information contained in the Disclosure Letter delivered to Buyer concurrently with the execution and delivery of this Agreement with the appropriate section numbers of the Agreement, (ii) compiling Exhibits referenced in the Disclosure Letter delivered to Buyer concurrently with the execution and delivery of this Agreement, and (iii) disclosing consents that Sellers are required to obtain from third parties who are parties to agreements set forth in the Disclosure Letter delivered to Buyer concurrently with the execution and delivery of this Agreement.

      "Employment Agreements" -- as defined in Section 5.9.

      "Encumbrance" -- any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, intrusion, covenant, infringement, interference, Order, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any kind, including, but not limited to, restriction on the use, voting (in the case of any security), transfer, receipt of income or other exercise of any other attribute of ownership.

      "Environment" -- soil, surface or subsurface land, strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life and any other environmental medium or natural resource.

      "Environmental, Health and Safety Liabilities" --any loss, cost, expense, claim, demand, liability, obligation or other responsibility of whatever kind or otherwise, based upon Environmental Laws, relating to:

      (i) any environmental, health or safety matters or conditions (including, but not limited to, on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

      (ii)  fines,  penalties,   judgments,   awards,   settlements,   legal  or
administrative proceedings, damages, losses, claims, demands and response, remedial or inspection costs and expenses arising under Environmental Law;

      (iii) financial responsibility under Environmental Law for cleanup costs or corrective action, including for any removal, remedial or other response actions, and for any natural resource damages;

      (iv) any other compliance, corrective or remedial measures required under Environmental Law.

The terms "removal," "remedial" and "response" action shall include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

      "Environmental Law" -- any provision of past, present or future, national, federal, state, local or any other governmental law, directive, statute, ordinance, rule, regulation, code, standard or other legal requirement, or common law (including, but not limited to, common law that may impose strict liability) or any judgment, order, writ, notice, decree, permit, license, authorization approval, consent, injunction, or agreement with a Governmental Body, relating to any environmental, health or safety matters or conditions, Hazardous Materials, pollution, protection, preservation or restoration of the Environment, including, but not limited to, on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products, emissions, discharges, releases or threatened release of pollutants, contaminants, chemicals, or industrial, toxic, radioactive or Hazardous Materials or wastes into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic, radioactive or hazardous substances or wastes. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq., the Clean Air Act, as amended, 42 U.S.C. ss. 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601 et seq., the Hazardous Materials Transportation Act, as amended 49 U.S.C. ss. 1471 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 11001 et seq., and the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.

      "ERISA" -- the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.

      t 6 0 Exchange Act" - shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

      "Facilities" -- any real property, leaseholds or other interests currently or formerly owned or operated by any Acquired Company (or any predecessor Person) and/or any buildings, plants, structures or equipment of any Acquired Company (or any predecessor Person).

      "GAAP" -- generally accepted United States accounting principles applied on a basis consistent with the basis on which financial statements referred to in Section 3.4 were prepared.

      "Governmental Authorization" -- any permit, license, franchise, approval, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body" -- any:

      (i) nation, kingdom, republic, confederation, principality, state, commonwealth, province, territory, canton, country, parish, city, town, township, municipality, village, hamlet, borough, district or other jurisdiction of any nature;

      (ii) federal, state, local, municipal, foreign or other government;

      (iii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, ministry, service, system, corps, administration, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, organ, body or entity and any court or other tribunal);

      (iv) multi-national organization or body; or

      (v) body exercising, entitled or purporting to exercise, any executive, legislative, judicial, administrative, regulatory, police or taxing authority or power of any nature.

      "Hazardous Materials" -- any substance which presently or may in the future be listed, defined, designated or classified as, or otherwise determined to be, hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component, and includes, but shall not be limited to, any (i) "hazardous substance," "pollutant" or "contaminant" (as defined in Sections 101(14), (33) of CERCLA, 42 U.S.C. ss.ss. 9601(14), (33) or the regulations designated pursuant to Section 102 of CERCLA, 42 U.S.C. ss. 9602 and found at 40 C.F.R. Part 302), including any element, compound, mixture, solution, or substance which is or may be designated pursuant to Section 102 of CERCLA; (ii) substance which is or may be designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251, 1321(b)(2)(A), as amended ("FWPCA"); (iii) hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901,6921, as amended ("RCRA") or having such characteristics which shall subsequently be considered under RCRA to constitute a hazardous waste; (iv) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA, 42 U.S.C. ss. 991(8) or 40 C.F.R. Part 280; (v) toxic pollutant which is or may be listed under Section 307(a) of the FWPCA, 33 U.S.C. ss. 1317(a); (vi) hazardous air pollutant which is or may be listed under Section 112 of the Clean Air Act, 42 U.S.C. ss.ss. 7401, 7412, as amended; (vii) imminently hazardous chemical substance or mixture with respect to which action has been or may be taken pursuant to Section 7 of the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601, 2606, as amended; (viii) waste oil and other petroleum products; (ix) asbestos, asbestos containing material or urea formaldehyde or material which contains it; or (x) source, special nuclear or by-product material as defined by the Atomic Energy Act of 1954, as amended, 42 U.S.C. ss. 3011 et seq. "Hazardous Materials" does not include small quantities of consumer products, office cleaning products or other office supplies as are customarily used in compliance with applicable Environmental Laws in the ordinary course in a general office facility.

      "Indemnified Persons" -- as defined in Section 11.3.

      "Indemnity Agreement" -- as defined in Section 2.4(b)(iv).

      "Intellectual Property Assets" -- as defined in Section 3.22.

      "Interim Balance Sheet" -- as defined in Section 3.4.

      "Knowledge" -- an individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

      (i) such individual is actually aware of such fact or other matter; or

      (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter.

A Person (other than an individual) shall be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, or employee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      "Legal Requirement" -- any federal, state, local, municipal, foreign or other law, statute, legislation, bill, act, enactment, constitution, resolution, proposition, initiative, canon, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, guideline, or interpretation issued, enacted, adopted, passed, approved, ratified, endorsed, promulgated, made, entered, rendered, published or implemented by or under the authority of any Governmental Body or by the eligible voters of any jurisdiction.

      "Marks" -- as defined in Section 3.22.

      "Material Adverse Effect" - means any circumstance(s) or event(s), the result of which would have, or reasonably could be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, or condition (financial or otherwise) of any Acquired Company or on the Contemplated Transactions.

      "Nevada Statutes" -- as defined in Section 3.26.

      "Order" -- any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

      "Ordinary Course of Business" -- an action taken by a Person shall be deemed to have been taken in the "Ordinary Course of Business" only if:

      (i) such action is recurring in nature, is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

      (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), is not required to be authorized by the parent company (if any) of such Person and does not require any other separate or special authorization of any nature; and

      (iii)  such  action  is  similar  in  nature  and   magnitude  to  actions
customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "Organizational Documents" -- (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) any charter or similar document adopted or filed in connection with the formation, creation, constitution or organization of a Person; and (v) any amendment to any of the foregoing.

      "Patents" -- as defined in Section 3.22.

      "PBGC" -- the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Person" -- any individual, corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Body.

      "Plan" -- any "employee benefit plan," as defined in Section 3(3) of ERISA, that covers any employee or former employee of any of the Companies.

      "Pledge Agreement" - As defined in Section 2.1(b).

      "Proceeding" -- any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Promissory Notes" -- as defined in Section 2.4(b)(i).

      "Purchase Price" -- as defined in Section 2.2.

      "Quarles" -- as defined in Section 2.1(b).

      "Related Person" -- with respect to a particular individual:

      (i) each other member of such individual's Family;

      (ii) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

      (iii) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

      (iv) any Person with respect to which one or more members of such individual's Family serves as a director, officer, employee, general partner, executor or trustee (or in a similar capacity).

(for purposes of this definition, the "Family" of an individual includes (i) such individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual and "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least twenty percent (20%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least twenty percent (20%) of the outstanding equity securities or equity interests in a Person).

With respect to a specified Person other than an individual:

      (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

      (b) any Person that holds a Material Interest in such specified Person;

      (c) each Person that serves as a director, officer, employee, general partner, executor or trustee of such specified Person (or in a similar capacity);

      (d) any Person in which such specified  Person holds a Material  Interest;
and

      (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

      "Release" -- any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, depositing, disposing, dumping or emplacement into the Environment.

      "Reports" -- as defined in Section 3.4.

      "Rights in Mask Works" -- as defined in Section 3.22.

      "SEC" -- as defined in Section 3.4.

      "Securities Act" -- the Securities Act of 1933, as amended from time to time, or any successor law.

      "Sellers" -- as defined in the first paragraph of this Agreement.

      "Sellers' Release" -- as defined in Section 5.12.

      "Series A Preferred Stock" -- as defined in Section 3.3(a).

      "Series A Transaction" -- as defined in Section 5.15.

      "Shares" -- as defined in the second paragraph of this Agreement.

      "Subsidiary" -- with respect to any Person ("owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having that power only upon the happening of a contingency that has not occurred) are held by owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means Subsidiary of the Company.

      "Tax" -- any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, inventory tax, occupancy tax, withholding tax, payroll tax, gift tax, estate tax or inheritance tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or pursuant to any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee.

      "Tax Return" -- any return (including any information return), report, statement, declaration, schedule, notice, notification, form, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "Textron" -- as defined in Section 5.14.

      "Textron Facility" -- as defined in Section 5.14.

      "Threat of Release" -- a substantial likelihood of a Release which might require action in order to prevent or mitigate damage to the Environment that might result from such Release.

      "Threatened" -- a claim, Proceeding, dispute, action or other matter shall be deemed to have been "Threatened" if any demand or statement shall have been made (orally or in writing) or any notice shall have been given (orally or in writing), or if any other event shall have occurred or any other circumstances shall exist, that might lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter might be asserted, commenced, taken or otherwise pursued in the future.

      "Trade Secrets" -- as defined in Section 3.22.

      "VEBA's" -- as defined in Section 3.13(a).

                                   ARTICLE II

                      SALE AND TRANSFER OF SHARES; CLOSING.

      2.1 SHARES.

      (a) Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Shares.

      (b) The Shares shall be delivered to and held by Quarles & Brady Streich Lang LLP ("Quarles") in accordance with that certain Custodial and Pledge Agreement by and among Sellers, Buyer and Quarles in substantially the form of
Exhibit 2.1 attached hereto (the "Pledge Agreement").

      2.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares shall be $500,000.

      2.3 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement shall take place at the offices of Eckert Seamans Cherin & Mellott, LLC, 1515 Market Street - 9th Floor, Philadelphia, Pennsylvania, counsel for Buyer, at 1:00 p.m. (Philadelphia time) on January 10, 2005, or at such other time and place as the parties hereto shall mutually agree. Subject to the provisions of Section 12, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 shall not result in the termination of this Agreement and shall not relieve any parties to this Agreement of any obligation hereunder.

      2.4 CLOSING DELIVERIES. At the Closing:

            (a) Sellers shall deliver, or cause to be delivered, to Buyer:

                  (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer, together with instructions to the transfer agent of the Company requesting that a new certificate or certificates representing the Shares be issued in Buyer's name;

                  (ii) the  opinion of  Sellers'  counsel  required  pursuant to
Section  5.4  hereof and the  opinion of Nevada  counsel  required  pursuant  to
Section 5.18 hereof;

                  (iii) the Employment Agreements;

                  (iv) the Sellers' Release; and

                  (v)  such  other  documents,  instruments,   certificates  and
opinions as may be required by this Agreement or as may be reasonably requested by Buyer; and

            (b) Buyer shall deliver, or cause to be delivered, to Sellers:

                  (i) promissory notes payable to Li and Lee in the respective principal amounts of $166,889.00 and $333,111.00 each in the form of Exhibit 2.4(i) (the "Promissory Notes");

                  (ii) the  opinion  of Buyer's  counsel  required  pursuant  to
Section 6.5 hereof;

                  (iii) the Pledge Agreement;

                  (iv) an  Indemnity  Agreement  in  substantially  the  form of
Exhibit 2.4(iv) attached hereto (the "Indemnity Agreement"); and

                  (v)  such  other  documents   instruments,   certificates  and
opinions as may be required by this Agreement or as may be reasonably requested by Sellers.

            (c) Buyer shall deliver, or cause to be delivered, to Quarles, the certificates representing the Shares to be held by Quarles in accordance with the terms of the Pledge Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Sellers jointly and severally represent and warrant to Buyer as follows:

      3.1 ORGANIZATION AND GOOD STANDING. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification. Section 3.1(a) of the Disclosure Letter lists each such jurisdiction. Section 3.1(a) of the Disclosure Letter lists each Subsidiary of the Company.

            (b) Section 3.1(b) of the Disclosure Letter sets forth as to each Subsidiary its name, jurisdiction of incorporation, other jurisdictions in which authorized to do business, and capitalization. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Section 3.1(b) of the Disclosure letter, with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification. Section 3.1(b) of the Disclosure Letter lists each such jurisdiction. None of the Acquired Companies is an "investment company" within the meaning of the Investment Company Act of 1940. Sellers have made available to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

      3.2 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Employment Agreements and the Releases, those documents will constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, the Employment Agreements, the Releases and each other document contemplated hereunder or thereunder and to perform their obligations hereunder and thereunder. Except as set forth in Section 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

            (a) contravene, conflict with or result (with or without notice or lapse of time) in a violation of (i) any of the provisions of the Organizational Documents of the Acquired Companies or (ii) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

            (b) contravene, conflict with or result (with or without notice or lapse of time) in a violation of any Legal Requirement or any Order to which any Acquired Company or either Seller, or any of the assets owned or used by any Acquired Company, may be subject, except that, which could not have a Material Adverse Effect;

            (c) cause Buyer or any Acquired Company to become subject to, or to become liable for the payment of, any Tax;

            (d) cause any of the assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

            (e) contravene, conflict with or result (with or without notice or lapse of time) in a violation of any of the terms or requirements of, or give any Governmental Body the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company, except that, which could not have a Material Adverse Effect;

            (f) contravene, conflict with or result (with or without notice or lapse of time) in a violation or breach of any of the provisions of, or give any Person the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any Contract to which any Acquired Company or any Seller is a party or under which any Acquired Company has any rights, or by which any Acquired Company or any Seller, or any of the assets owned or used by any Acquired Company, may be bound, except that, which could not have a Material Adverse Effect; or

            (g) result (with or without notice or lapse of time) in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

Except as disclosed in Section 3.2 of the Disclosure Letter, no Acquired Company is or will be required to give any notice to or obtain any Consent from, and no Seller is or will be required to give any notice to or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions. Sellers are acquiring the Promissory Notes and, if applicable, the shares of Buyer's common stock issuable upon conversion of the Promissory Notes (the "Conversion Shares") for their own account and not with a view to their distribution within the meaning of Section 2.11 of the Securities Act. Each Seller is an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act. Each Seller acknowledges that such Seller has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of Buyer concerning the financial and other affairs of Buyer, and to the extent deemed necessary in light of such personal knowledge of the Buyer's affairs, such Seller has asked such questions and received answers to the full satisfaction of such Seller. Each Seller understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Promissory Notes or Conversion Shares or the fairness of suitability of the investment in the Promissory Notes or Conversion Shares nor have such authorities passed upon or endorsed the merits of the offering of the Promissory Notes or Conversion Shares.

      3.3 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, par value $0.001 per share, of which 10,485,062 shares are issued and outstanding, of which 6,454,300 constitute the Shares and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 1,000 shares are designated Series A Redeemable Convertible Preferred Stock, of which 600 shares are issued and outstanding (the "Series A Preferred Stock"). Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Li owns 2,154,300 of the Shares and Lee owns 4,300,000 of the Shares. Except as set forth in Section 3.3 of the Disclosure Letter, with the exception of the Shares (which are owned by Sellers) and the other outstanding shares of common stock of the Company, all of the outstanding equity securities of each Acquired Company are owned of record and beneficially by one or more Acquired Companies. Except as set forth in Section 3.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 3.3 of the Disclosure Letter and except for the Series A Preferred Stock, there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or the securities or blue sky Legal Requirements of any state or other jurisdiction. No Acquired Company owns, or has any option, right, agreement or commitment of any kind to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

      3.4 REPORTS; FINANCIAL STATEMENTS.

            (a) Sellers have made available to Buyer, each registration statement, report, proxy statement or information statement prepared by the Company since December 31, 2003 (the "Audit Date"), including the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "10-K") and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 respectively (collectively, the "10-Q"), in the forms, including exhibits, annexes and any amendments thereto, filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, its "Reports"). Except as set forth in Section 3.4(a) of the Disclosure Letter, as of their respective dates, to the Knowledge of each Seller, the Company's Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company's Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of such Report's date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into its Reports

(including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein (the 10-K balance sheet being referred to hereinafter as the "Balance Sheet" and the balance sheet contained in the Form 10-Q filed by the Company for the period ended September 30, 2004 being referred to hereinafter as the "Interim Balance Sheet"). Since the Audit Date, the Company and each Subsidiary required to make filings under any Legal Requirement has filed with the applicable Governmental Bodies all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied in all material respects with all applicable laws, rules and regulations, other than such failures to file and non-compliance that could not have a Material Adverse Effect. Except as set forth in applicable filings with the SEC, to any Seller's Knowledge, as of the date hereof, no Person or "group" "beneficially owns" 5% or more of its outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act. Except as set forth in Section 3.4(a) of the Disclosure Letter, to any Seller's Knowledge, any Person or "group" "beneficially owning" 5% or more of the Company's securities has filed with the SEC all statements required to be filed by it or them under Rules 13d-1 and 13d-2 of the Exchange Act.

            (b) As of the date hereof, there are no reports or statements on file with the SEC to which the SEC has provided comments and the Company has not responded. As of the date hereof, there are no registration statements on file with the SEC for which a formal withdrawal should have been delivered to the SEC by the Company, but for which a formal withdrawal has not been so delivered.

      3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Acquired Companies are subject to that Section), including, but not limited to, the maintenance of an adequate system of internal controls. Except as set forth in Section 3.5 of the Disclosure Letter, the minute books of the Acquired Companies containing records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors and committees of the Board of Directors of the Acquired Companies are accurate and complete in all material respects and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

      3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Section 3.6 of the Disclosure Letter lists all real property, leaseholds or other interests therein owned by the Acquired Companies. Sellers have made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Sellers or the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (real, personal and mixed, tangible and intangible) that they purport to own, including, but not limited to, all the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Section 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short term investments) are listed in Section 3.6 of the Disclosure Letter. All properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) as to real property,
(i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

      3.7 CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants, structures and equipment of the Acquired Companies are structurally sound with no defects of which the Sellers or the Acquired Companies have Knowledge, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' business after the Closing in substantially the same manner as conducted prior to the Closing.

      3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (referred to collectively as the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and, to the Knowledge of each Seller, collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the accounts receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or is scheduled to be collected in full, without any setoff, within 90 days after the day on which it first becomes due and payable. Except as set forth in Section 3.8 of the Disclosure Letter, there is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, contained in any agreement with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. The Acquired Companies have made available to the Buyer a list of all Accounts Receivable of the Corporation as of the date of the Interim Balance Sheet, which list is correct and complete in all material respects and sets forth the aging of such Accounts Receivable.

      3.9 INVENTORY. Except as set forth in Section 3.9 of the Disclosure Letter, all inventory of the Acquired Companies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Acquired Companies. All work in process and finished-goods inventory is free of any defect or other deficiency.

      3.10 NO UNDISCLOSED LIABILITIES. Except as set forth in Section 3.10 of the Disclosure Letter, the Acquired Companies have no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the Balance Sheet or the Interim Balance Sheet.

      3.11 TAXES. The Acquired Companies have filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to the Legal Requirements of each Governmental Body with taxing power over them or their assets. Sellers have made available to Buyer copies of, and Section 3.11 of the Disclosure Letter lists, all such Tax Returns filed since fiscal year ended December 31, 2000. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by Sellers or any of the Acquired Companies, except such Taxes, if any, as are set forth in Section 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet. The United States federal and state income and franchise Tax Returns of each Acquired Company subject to such Taxes have been audited by the Internal Revenue Service or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 2003. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Section 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Section
3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any Acquired Company or any group of corporations, including any Acquired Company for all taxable years since
December 31, 2003, and the resulting deficiencies proposed by the Internal Revenue Service. Except as set forth in Section 3.11 of the Disclosure Letter, none of Sellers or any Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable. The charges, accruals and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP). There exists no proposed tax assessment against any Acquired Company, except as disclosed in the Balance Sheet or in Section 3.11 of the Disclosure Letter. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person, except where the failure to withhold, collect or pay could not have a Material Adverse Effect. All Tax Returns filed by (or which include on a consolidated basis) any Acquired Company are true, correct and complete in all material respects. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement.

      3.12 NO MATERIAL ADVERSE CHANGE. Except as set forth in Section 3.12 of the Disclosure Letter, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of any Acquired Company or any event, condition or contingency that is likely to result in such a material adverse change.

      3.13 BENEFIT PLANS. (a) Section 3.13(a) of the Disclosure Letter includes a complete and accurate list of all pension, retirement, profit sharing, Section 401(k), thrift-savings, individual retirement account, excess benefit plan, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), severance pay, cafeteria, flexible compensation, life insurance, medical, dental, disability, welfare, or vacation plans or arrangements of any kind and any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan (as defined in Section 3 of ERISA), incentive compensation plan or fringe benefit or any combination of the foregoing established, maintained, sponsored, contributed to or otherwise participated in by any Acquired Company (including, for this purpose and for the purpose of all of the representations in this Section 3.13, all employers, whether or not incorporated, which by reason of common control are treated together with Sellers and the Acquired Companies as a single employer within the meaning of Section 414 of the Code) for any of the employees or past employees of the Acquired Companies at any time prior to the Closing Date, copies of each of which have heretofore been delivered by Sellers to Buyer. Section 3.13(a) of the Disclosure Letter also includes a complete and accurate list of all voluntary employees' beneficiary associations and related trusts ("VEBA's"), and a complete and accurate list of all current and deferred compensation, pension, stock option and other incentive compensation plans, agreements or other arrangements, welfare plans or fringe benefits covering the members of the Boards of Directors of the Acquired Companies ("Directors Plans") to whom payments are being made or are scheduled to be made in the future.

            (b) Section 3.13(b) of the Disclosure Letter lists all outstanding employment or consulting, severance or termination agreements or other similar commitments which cover any past, present or retired director, officer or employee of the Acquired Companies and a list of prerequisites and other fringe benefits being made available, or scheduled to be made, to them, copies of each of which have heretofore been delivered to Buyer.

            (c) Except for liabilities to the PBGC pursuant to Section 4007 of ERISA, all of which have been fully paid, each Acquired Company has no liability to the PBGC, nor has any Acquired Company ceased operations at any facility or withdrawn from any such Plan in a manner which would subject it or Sellers to liability under Section 4062(e), 4063 or 4064 of ERISA, and neither Sellers nor the Acquired Companies know of any facts or circumstances which might give rise to any liability of Sellers, the Acquired Companies or Buyer to the PBGC under Title IV or ERISA which could result in any claims being made against Buyer with respect to the Acquired Companies by the PBGC.

            (d) The Acquired Companies have no liability and Sellers have no liability with respect to the Acquired Companies to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code or any funded welfare benefit plan, including any liability imposed by Sections 412, 4971, 4972, 4976, 4977, 4978, 4978A, 4979, 4979A and 4980 of the Code.

            (e) The Acquired Companies do not, and Sellers do not with respect to the Acquired Companies, maintain or contribute to, and have not participated in or agreed to participate in, a Multi-employer plan as defined in Section 4001(a)(3) of ERISA and no event has occurred, and there exists no condition or set of circumstances, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multi-employer Plan which could result in any liability of the Acquired Companies or Buyer with respect to the Acquired Companies to a Multi-Employer Plan.

            (f) All "Employee Benefit Plans," as defined in Section 3(3) of ERISA, that cover one or more employees employed by the Acquired Companies (each individually, a "Plan" and collectively the "Plans") are in material compliance with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Code. To the Knowledge of any Seller or any Acquired Company, all of the Plans have been administered in material compliance with the requirements of ERISA and have complied with the reporting and disclosure requirements of Title

I of ERISA and the Code, and none of the Acquired Companies or any administrator or fiduciary of any Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which would subject any Acquired Company to any liability for a breach of fiduciary duty under ERISA. Each Employee Pension Benefit Plan sponsored, maintained or contributed to by any Acquired Company which is intended to be qualified under Section 401(a) of the Code is qualified under Section 401(a) of the Code; all related trusts are exempt from federal income tax under Section 501(a) of the Code (or has been adopted using a prototype plan which has received an opinion letter from the Internal Revenue Service); each such Plan has received a determination letter from the Internal Revenue Service stating that the Plan is qualified under
Section 401(a) of the Code and all related trusts are exempt from federal income tax under Section 501(a) of the Code; and nothing has occurred since the date of the last such determination which resulted in, or is likely to result in, the revocation of such determination. Sellers and the Acquired Companies have made all required contributions under any Plan for all periods through and including the date hereof or proper accruals have been made and are reflected on its balance sheet and book and records. All such Plans that are subject to the minimum funding standards of Section 412 of the Code and Section 302 of ERISA meet those standards and have not incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or have applied for or obtained from the Internal Revenue Service a waiver of any minimum funding requirement under Section 412 of the Code. All required installments under
Section 412 of the Code and Section 302 of ERISA have been paid on or before the applicable due date. There has been no misstatement of pension liabilities that would result in the imposition of tax under Section 6659A of the Code. To the Knowledge of any Seller or any Acquired Company, no representations or communications, oral or written, with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under any Plan have been made to employees of the Acquired Companies, which (a) are not in accordance with the terms and conditions of such Plan and/or (b) could have any adverse economic consequences to the Acquired Companies. Neither any Plan nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" within Section 406 of ERISA or, where applicable, Section 4975 of the Code, for which no exemption is applicable, nor otherwise breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or taken any other action which would subject the Plan or such fiduciary or administrator to any tax, penalty or such liability for prohibited transactions or which would result in any claim being made under, or by or on behalf of, any such Plans by any party with standing to make such claim or which may have any adverse economic consequences to the Acquired Companies or Buyer. There have been no "reportable events" within the meaning of Section 4043 of ERISA for which the 30-day notice requirement of ERISA has not been waived by the PBGC. No proceeding or other action has been initiated by the PBGC to terminate any Employee Pension Benefit Plan, and no written notice has been given to Seller or the Acquired Companies of an intention to commence or seek the commencement of any such proceeding or action.

            (g) All Directors' Plans have been administered according to their terms and no representations or communications, oral or otherwise, with respect to participation, vesting, benefit accrual or coverage have been made to any current or former director not in accordance with the terms and conditions of such Directors' Plan and/or could have any adverse consequences to the Acquired Companies.

            (h) All VEBA's are exempt from federal income tax under Section 501(a) of the Code, have received a determination from the Internal Revenue Service recognizing their tax exempt status under Section 501(c)(9) of the Code, and nothing has occurred since the date of the last such determination which resulted in, or is likely to result in, a revocation of such determination or loss of tax exempt status. All VEBA's have filed all required returns of exempt organizations, and properly reported and paid any tax imposed on any unrelated trade or business income by Section 511 of the Code.

            (i) Section 3.13(i) of the Disclosure Letter lists, and Sellers have made available to Buyer a true and complete set of copies of, (a) all Employee Benefit Plans, VEBA's and related trusts as in effect with respect to the Acquired Companies immediately prior to the Closing Date, together with all amendments thereto which will become effective at a later date; (b) the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan or VEBA qualified or exempt under Section 401 or 501 of the Code; (c) Form 5500's and certified financial statements for the most recent completed three fiscal years for each Employee Benefit Plan of the Acquired Companies required to file such form with respect to each defined benefit pension plan or VEBA, together with the most full actuarial report by the Plan's or VEBA's enrolled actuary; (d) all Summary Plan Descriptions for each Employee Benefit Plan of the Acquired Companies required to prepare, file and distribute Summary Plan Descriptions; (e) all summaries furnished employees, officers and directors of the Acquired Companies of all incentive compensation, other plans and fringe benefits for which a Summary Plan Description is not required; (f) all personnel and employment policies and manuals of she Acquired Companies; (g) current registration statements on Form 5-8 and amendments; and (h) the notifications to employees of their rights under Section 4980B of the Code.

            (j) Benefits under all Employee Benefit Plans, incentive compensation plans and fringe benefits of the Acquired Companies (including all Directors' Plans) are as represented and have not been increased subsequent to the date of the Interim Balance Sheet.

            (k) Sellers and the Acquired Companies have complied with the provisions of Section 4980B of the Code and Sections 601 to 608 of ERISA, Title III of the Public Health Service Act and the applicable provisions of the Social Security Act since the effective date of those provisions to the applicable group health plans maintained, sponsored or contributed to by the Acquired Companies.

            (l) No payment made to any officer, director or employee or agent of the Acquired Companies pursuant to any employment or severance Contract or other arrangement will be non-deductible to the Companies because of the applicability of Sections 280G and 4999 of the Code, nor will the Companies be required to "gross up" or otherwise compensate any recipient because of the imposition of any excise tax (including any interest or penalties related thereto) because of the applicability of Sections 2806 and 4999 to the payment.

            (m) Sellers and the Acquired Companies have provided Buyer with their estimate of the liability created for providing retiree life and medical benefits coverage to the Companies' active and retired employees together with the assumptions used in estimating that liability. The Companies have the right to modify and to terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

      3.14  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

            (a) Except as set forth in Section 3.14 of the Disclosure Letter:

                  (i) each Acquired Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where such failure to comply could not result in a Material Adverse Effect;

                  (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, except where such violation or failure could not result in a Material Adverse Effect; and

                  (iii) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Governmental Authorization or (B) any actual, alleged, possible or potential revocation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b)  Section  3.14  of  the  Disclosure   Letter   identifies   each
Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Section 3.14 of the Disclosure Letter:

                  (i) each Acquired Company is, and at all times, has been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Letter;

                  (ii) no event has occurred,  and no condition or  circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Letter or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization identified or required to be identified in Section 3.14 of the Disclosure Letter;

                  (iii) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation or termination of, or modification to, any Governmental Authorization which, with respect to (A) and (B) could result in a Material Adverse Effect; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Section
3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies, except where such failure could not result in a Material Adverse Effect.

The Governmental Authorizations identified in Section 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to conduct and operate their businesses in the manner in which such businesses are currently conducted and operated and to permit the Companies to own and use their assets in the manner in which such assets are currently owned and used.

      3.15  LEGAL PROCEEDINGS; ORDERS.

      (a) Except as set forth in Section 3.15 of the Disclosure Letter, there is no pending Proceeding:

            (i) that has been commenced by or against any Acquired Company or that otherwise relates to or might affect the business of, or any of the assets owned or used by, any Acquired Company; or

            (ii) that challenges, or that might have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of each Seller and the Acquired Companies, (1) no such Proceeding has been Threatened and (2) no event has occurred, and no condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have made available to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding identified in Section 3.15 of the Disclosure Letter. The Proceedings identified in Section 3.15 of the Disclosure Letter will not have a Material Adverse Effect.

            (b) Except as set forth in Section 3.15 of the Disclosure Letter:

            (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject;

            (ii) neither Seller is subject to any Order that relates to the business of, or to any of the assets owned or used by, any Acquired Company; and

            (iii) no officer, director or employee of any Acquired Company is subject to any Order that prohibits such officer, director or employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Companies.

            (c) Except as set forth in Section 3.15 of the Disclosure Letter:

            (i) each Acquired Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject, except where such failure to comply could not result in a Material Adverse Effect;

            (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject, except where such violation or failure could not result in a Material Adverse Effect; and

            (iii) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

      3.16  ABSENCE OF CERTAIN  CHANGES AND  EVENTS.  (a) Except as set forth in
Section 3.16 of the Disclosure Letter, since the Audit Date, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

            (i) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (ii) amendment to the Organizational Documents of any Acquired Company;

            (iii) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any director, officer, employee, or stockholder (except to directors, officers, employees, or stockholders in the Ordinary Course of Business) or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (iv) adoption of, or increase in, any profit  sharing,  bonus,
deferred  compensation,   savings,  insurance,  pension,  retirement,  or  other
employee benefit plan for or with any employees of any Acquired Company;

                  (v) damage, destruction, or loss to any asset or property of any Acquired Company, whether or not covered by insurance, affecting materially and adversely the properties, assets, business, financial condition, or prospects of the Acquired Company, taken as a whole;

                  (vi) entry into, termination, or receipt of notice of termination of (a) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (b) any Contract or transaction involving a total remaining commitment by any Acquired Company of at least $25,000;

                  (vii) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including, without limitation, the sale, lease, or other disposition of any Intellectual Property Assets;

                  (viii) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $25,000;

                  (ix) conduct of business or entering into any transaction, other than in the Ordinary Course of Business of the Acquired Companies;

                  (x) material change in the accounting methods followed by any Acquired Company; and

                  (xi) agreement, whether or not in writing, to do any of the foregoing by any Acquired Company.

      3.17 CONTRACTS; NO DEFAULTS. (a) Except as set forth in Section 3.17 of the Disclosure Letter, Sellers have delivered to Buyer copies of all Contracts described in (i) through (xv) below to which any Acquired Company is a party or by which any Acquired Company is bound. Section 3.17 of the Disclosure Letter also sets forth reasonably complete details concerning such Contracts, including, among other things, the parties to the Contracts, the amount of the remaining commitment of the Acquired Companies thereunder, and the Acquired Companies' office where details relating to the Contract are located.

                  (i) Each Contract that involves performance of services or delivery of goods and/or materials by any of the Acquired Companies of an amount or value in excess of $25,000;

                  (ii) Each Contract that involves performance of services or delivery of goods and/or materials to any Acquired Company of an amount or value in excess of $25,000;

                  (iii) Each Contract not in the Ordinary Course of Business involving expenditures or receipts of the Acquired Companies in excess of $25,000;

                  (iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

                  (v) Each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of Intellectual Property Assets;

                  (vi) Each Contract to which any employee, consultant, or contractor of any Acquired Company is bound which in any manner purports to (A) restrict such employee's, consultant's, or contractor's freedom to engage in any line of business or to compete with any other Person, or (B) assign to any other Person such employee's, consultant's, or contractor's rights to any invention, improvement, or discovery;

                  (vii) Each collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

                  (viii) Each joint venture, partnership or other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                  (ix) Each Contract containing covenants which in any way purport to restrict any Acquired Company's business activity or purport to limit the freedom of any Acquired Company to engage in any line of business or to compete with any Person;

                  (x) Each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                  (xi) Each power of attorney which is currently effective and outstanding;

                  (xii) Each Contract entered into other than in the Ordinary Course of Business which contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                  (xiii) Each Contract for capital expenditures in excess of $25,000;

                  (xiv)  Each  written  warranty,   guaranty  or  other  similar
undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

            (xv) Each amendment, supplement, and modification (whether written or oral) in respect of any of the foregoing.

            (b) Except as set forth in Section 3.17 of the Disclosure Letter, all of the Contracts listed in the Disclosure Letter pursuant to paragraph (a) hereof are in full force and effect, are valid and enforceable in accordance with their terms, and no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder, other than that which could not cause a Material Adverse Effect. The terms and conditions of all such Contracts are reasonable and customary in the industries and trades in which the Acquired Companies operate, and there are no extraordinary terms contained therein.

            (c) There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation. No such Person has made written demand for such renegotiation.

            (d) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with another Person, or any consideration having been paid or promised, which is or would be in violation of any Legal Requirement.

      3.18 INSURANCE. (a) Section 3.18(a) of the Disclosure Letter contains an accurate and complete description of all policies of property, fire and casualty, product liability, workers compensation, and other forms of insurance owned or held by any Acquired Company. Such description provides reasonably complete details concerning such policies, identifying among other things, (i) the issuer of each such policy, (ii) the amount of coverage still available and outstanding under each such policy, (iii) whether each such policy is a "claims made" or an "occurrences" policy, and (iv) any provision for reimbursement to the insurer or retrospective premium adjustments. Copies of such policies have been made available to Buyer or are attached to the Disclosure Letter.

            (b) Except as set forth in Section 3.18(b) of the Disclosure Letter, all policies described in paragraph (a) hereof (i) are issued by insurance companies reasonably believed by the Acquired Companies to be financially sound and reputable, (ii) are sufficient for material compliance with all Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound, (iii) are valid, outstanding, and enforceable policies,
(iv) provide adequate insurance coverage for the assets and the operations of the Acquired Companies for all material risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies, and (v) will not in any way be affected by, terminate, or lapse by reason of, the Contemplated Transactions.

            (c) Except as set forth in Section 3.18(c) of the Disclosure Letter, neither Sellers nor any Acquired Company has received, (i) any notice of cancellation of any policy described in paragraph (a) hereof or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

      3.19 ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 3.19 of the Disclosure Letter:

            (a) Neither the Sellers nor any Acquired Company, nor any other Person for whose conduct they are or may be held responsible, has, or has any basis to expect, any Environmental, Health and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (real, personal and mixed, tangible and intangible) in which Sellers or any Acquired Company (or any predecessor), has or had an interest.

            (b) Set forth in Section 3.19(b) of the Disclosure Letter are all the consents, licenses, permits, approvals, and certificates held by the Acquired Companies on the date hereof which constitute all of the consents, licenses, permits, approvals, and certificates required under Environmental Laws for the Acquired Companies to lawfully own, operate, use, and maintain their assets and to conduct their businesses. Sellers and the Acquired Companies have, at all times prior to Closing, maintained the assets and conducted the businesses of the Acquired Companies in full compliance with the terms and conditions of all such consents, licenses, permits, approvals, and certificates, and all required filings and all required applications with respect to and for renewal thereof have been timely made and filed. All such consents, licenses, permits, approvals, and certificates are in full force and effect and there are no proceedings pending or, to the Knowledge of each Seller or of the Acquired Companies, threatened that seek the revocation, cancellation, suspension, or adverse modification thereof.

            (c) (i) There are no Hazardous Materials on or in the Facilities; and (ii) neither the Sellers nor any Acquired Company, nor any other Person for whose conduct they are or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, imported, used or processed any Hazardous Materials.

            (d) There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any
Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (real, personal and mixed, tangible and intangible) in which Sellers or any Acquired Company has or had an interest, whether by the Sellers, any Acquired Company or by any other Person for whose conduct they are or may be held responsible.

            (e) There are no claims, liens, encumbrances, or any other restrictions of any nature whatsoever, resulting from any Environmental, Health or Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (real, personal and mixed, tangible and intangible) in which Sellers or any Acquired Company has an interest.

      3.20 EMPLOYEES. Section 3.20 of the Disclosure Letter contains a current list setting forth the following information for each employee or director of the Acquired Companies, including, without limitation, each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and showing any change in compensation since the Audit Date; vacation accrued and service credited for purposes of vesting and eligibility to participate under the Acquired Companies' pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including, without limitation, investment credit or payroll stock ownership) severance pay, insurance, medical, welfare and vacation plans, other or any director plan. To the Knowledge of each Seller, no former or current employee or current or former director of the Acquired Companies is a party to, or is otherwise bound by, any agreement or arrangement, including, without limitation, any confidentiality, non-competition or proprietary rights agreement between such employee or director and any other entity or person ("Proprietary Rights Agreement") which in any way adversely affected, affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies or (ii) the Acquired Companies' ability to conduct the Acquired Companies' business, including, without limitation, any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. At Buyer's request, Sellers shall assign to Buyer or, at Buyer's request, Sellers shall use their Best Efforts to enforce, at Sellers' expense, any or all of their rights under any Proprietary Rights Agreements against Sellers' former and current employees or former or current directors with respect to the Acquired Companies' business. To each Seller's Knowledge, no director, officer or other key employee of the Acquired Companies intends to terminate his employment with the Acquired Companies. At Buyer's request, Sellers shall (and prior to the Closing Date shall cause the Acquired Companies to) use their Best Efforts in order that Buyer may enjoy to the extent permitted by law the Acquired Companies' record rating and benefits under the worker's compensation laws and unemployment compensation laws of the states and countries in which there is coverage of employees of the Acquired Companies, any of whom may be employees of the Acquired Companies after the Closing Date.

      Sellers have set forth in Section 3.20 of the Disclosure Letter a current list setting forth the following for each retired employee or director or their dependents of the Acquired Companies receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

      3.21 LABOR DISPUTES; COMPLIANCE. None of the Acquired Companies has been, or is a party to any collective bargaining or other labor Contract. There has not been, and there is not presently pending or existing, any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, an application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, organizational activity or other labor dispute against or affecting the Acquired Companies or the premises of any of them, or to the best of Sellers' Knowledge threatened, and no application for certification of a collective bargaining agent is pending, or to the best of Sellers' Knowledge threatened. No facts or circumstances exist which could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Acquired Companies, nor is any such action contemplated by any of them. The Acquired Companies have complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. None of the Acquired Companies is liable for the payment of taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

      3.22 INTELLECTUAL PROPERTY. (a) Intellectual Property Assets: The term "Intellectual Property Assets" shall include each Acquired Company's name, all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications (collectively "Marks"), all patents and patent applications (collectively "Patents"), all copyrights in both published works and unpublished works which are material to the business ("Copyrights"), all rights in mask works (collectively "Rights in Mask Works"), and all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints ("Trade Secrets") owned, used or licensed by any Acquired Company as licensee or licensor.

            (b) Agreements: Except for any license implied by the sale of a product and common software programs with a value of less than $25,000, Section
3.22 of the Disclosure Letter is an accurate and complete listing and summary description, including any royalties paid or received by the Acquired Companies, of all agreements relating to the Intellectual Property Assets to which any Acquired Company is a party. There are no outstanding and, to the Knowledge of each Seller, no threatened disputes or disagreements with respect to any such agreement.

            (c) Know-How Necessary for the Business:

                  (i) The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' business as it is currently conducted. The Acquired Companies are the owners of all right, title and interest in and to each of the Intellectual Property Assets free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims and has the right to use without payment to a third party all the Intellectual Property Assets.

                  (ii) All employees of any Acquired Company have executed written agreements with one or more of the Acquired Companies which assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries or information which relate to the business of the Acquired Companies. No employee of any Acquired Company has entered into any agreement which restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

            (d) Patents:

                  (i) Section 3.22 of the Disclosure Letter is an accurate and complete listing and summary description of all Patents. One or more of the Acquired Companies is the owner of all right, title and interest in and to each of the Patents free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

                  (ii) All the Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing.

                  (iii) No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. Seller is not aware of any potentially interfering patent or patent application of any third party.

                  (iv) No Patent is infringed, or to each Seller's Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any processes or know-how used, by Seller infringe or to each Seller's Knowledge, are alleged to infringe any patent or other proprietary right of any other Person.

            (e) Trademarks:

                  (i) Section 3.22 of the Disclosure Letter is an accurate and complete listing and summary of all Marks. Seller is the owner of all right, title and interest in and to each of the Marks free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

                  (ii) All the Marks have been registered and are currently in compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing.

                  (iii) No Mark has been or is now involved in any opposition, invalidation or cancellation proceeding nor, to each Seller's Knowledge, is any such action threatened with respect to any of the Marks.

                  (iv) Seller is not aware of any potentially interfering trademark or trademark application of any third party.

                  (v) No Mark is infringed or, to each Seller's Knowledge, has been challenged or threatened in any way. None of the Marks used by Seller infringe or to each Seller's Knowledge, are alleged to infringe any trade name, trademark or service mark of any third party.

            (f) Copyrights:

                  (i) Section 3.22 of the Disclosure Letter is an accurate and complete listing and summary description of all Copyrights. One or more of the Acquired Companies is the owner of all right, title and interest in and to each of the Copyrights free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims.

                  (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements (including the payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the date of Closing.

                  (iii) No Copyright is infringed or, to each Seller's Knowledge, has been challenged or threatened in any way. None of the Copyrights infringe or to each Seller's Knowledge, are alleged to infringe any copyright of any third party.

            (g) Trade Secrets:

                  (i) With respect to each Trade Secret the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it, and to allow its full and proper use without reliance on the special knowledge or memory of others.

                  (ii) Sellers and the Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

                  (iii) One or more of the Acquired Companies has good title and an absolute (although not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, nor to the best knowledge of Seller have they been used, divulged, or appropriated for the benefit of any Person other than one or more of the Acquired Companies or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim nor has any Trade Secret been challenged or threatened in any way.

            3.23 CERTAIN PAYMENTS. Neither the Acquired Companies nor any director, officer, agent or employee of the Acquired Companies has and no other Person associated with or acting for or on behalf of the Acquired Companies has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff influence payment, kickback or other payment to any Person, private or public, regardless of form whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained for or in respect of the Acquired Companies or any Affiliate of the Acquired Companies or (b) established or maintained any fund or asset which has not been recorded in the books of the Acquired Companies.

      3.24 RELATIONSHIPS WITH RELATED PERSONS. Sellers do not have, and no Related Person of Sellers or the Acquired Companies has, (nor since January 1, 2002 had) any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Acquired Companies. Since January 1, 2002, neither Sellers nor any Related Person of Sellers or the Acquired Companies, individually or collectively, has, or owns or has owned of record or as a beneficial owner an equity interest or any other financial or profit interest in any Person which has, (i) had business dealings or a material financial interest in any transaction with the Acquired Companies, or (ii) engaged in competition with the Acquired Companies with respect to any line of the products or services of the Acquired Companies (a "Competing Business") in any market presently served by the Acquired Companies, except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. None of the Sellers is party to any Contract with, or has any claim or right against, any Acquired Company, except as set forth in Section 3.24 of the Disclosure Letter.

      3.25 BROKERS OR FlNDERS. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement and will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Sellers as a result of the action of Sellers or its agents.

      3.26 NEVADA STATUTES. Provided that Buyer does not amend the Company's Organizational Documents for at least eleven (11) days after the Closing, Sellers have caused the Company to take all action necessary to render Sections
78.378 to 78.3793 and Sections 78.411 to 78.444 of the General Corporation Law of Nevada (the "Nevada Statutes") inapplicable to the Company. The Nevada Statutes will not apply to the Contemplated Transactions.

      3.27 DISCLOSURE.

            (a) No representation or warranty of Sellers contained in this Agreement or statement in the Disclosure Letter contains any untrue statement. No representation or warranty of Sellers contained in this Agreement or statement in the Disclosure Letter omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

            (b) No notice given pursuant to Section 7.5 will contain any untrue statement or will omit to state a material fact necessary in order to make the statements therein or in this Agreement, in light of the circumstances under which they were made, not misleading.

            (c) There is no fact known to any Seller which has specific application to any Seller or the Acquired Companies (other than general economic or industry conditions) and which materially adversely affects or, so far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of the Acquired Companies considered as a whole which has not been set forth in this Agreement or the Disclosure Letter.

            (d) The disclosures in the Disclosure Letter, and those in any supplement thereto, shall relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and to no other representation or warranty in this Agreement.

            (e) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such is in the Disclosure Letter in relation to a specifically identified representation or warranty), those in this Agreement shall control.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES BY BUYER

                  Buyer hereby represents and warrants to Sellers as follows:

      4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

      4.2 AUTHORITY; NO CONFLICT. Buyer has full corporate power and authority to execute and deliver this Agreement, the Promissory Notes, the Indemnity Agreement, and the Pledge Agreement and to perform its obligations hereunder and thereunder and each of Buyer and Encompass Group Affiliates, Inc. has full corporate power and authority to execute and deliver the Employment Agreements and to perform its obligations thereunder. This Agreement has been, and the Promissory Notes, the Indemnity Agreement, the Pledge Agreement and the Employment Agreements will be, duly authorized, executed, and delivered by Buyer, and Encompass with respect to the Employment Agreements, and constitute, or will constitute, as the case may be, the legal, valid and binding obligation of Buyer enforceable against Buyer, and Encompass with respect to the Employment Agreements, in accordance with their respective terms. Neither the execution and delivery of this Agreement, the Promissory Notes, the Indemnity Agreement, the Pledge Agreement and the Employment Agreements by Buyer, and Encompass with respect to the Employment Agreements, nor the consummation of the Contemplated Transactions will:

            (a) violate or conflict with any provision of the Organizational Documents of Buyer or its Subsidiaries;

            (b) violate or conflict with any provision of any Legal Requirement binding upon Buyer and its Subsidiaries, except that which could not have a Buyer Material Adverse Effect; or

            (c) result in a breach of, or constitute a default under (or with notice or lapse of time or both result in a breach of or constitute a default under) or otherwise give any Person the right to terminate, any Contract to which Buyer or its Subsidiaries is a party or by which it is bound, except that which could not have a Buyer Material Adverse Effect.

Buyer and its Subsidiaries are not required to give prior notice to, or obtain any Consent of, any Person in connection with Buyer's execution and delivery of this Agreement, the Promissory Notes, the Indemnity Agreement, the Pledge Agreement and the Employment Agreements or the consummation of the Contemplated Transactions.

      4.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account, and not with a view to their distribution within the meaning of Section 2.11 of the Securities Act. Buyer is an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

      4.4 BROKERS OR FINDERS. Except as contemplated by that certain Advisory Agreement, dated April 1, 2004, between Buyer and Maximum Ventures, Inc., Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or flinders' fees or agents' commissions or other like payment in connection with this Agreement and will indemnify and hold sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer, its officers and agents.

      4.5 CAPITALIZATION. The authorized capital stock of Buyer consists of (i) 5,000,000,000 shares of Common Stock, no par value per share (the "Buyer Common Stock"), of which 2,016,247,731 shares were issued and outstanding and no shares were held in treasury as of the close of business on December 1, 2004, and (ii) 25,000 shares of preferred stock, par value $.01 per share (the "Buyer Preferred Shares") of which (A) 4,200 Buyer Preferred Shares designated Series A and (B) 300 Buyer Preferred Shares designated Series B were issued and outstanding on December 1, 2004. All of the outstanding shares of Buyer Common Stock and Buyer Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in Section 4.5 of Buyer's Disclosure Letter, Buyer has no shares of Buyer Common Stock or Buyer Preferred Shares reserved for or subject to issuance. Except as set forth in Section 4.5 of Buyer's Disclosure Letter, as of December 1, 2004, Buyer was not obligated to issue any shares of Buyer Common Stock pursuant to any stock ownership plan, stock incentive plan, stock option plan or any other qualified retirement plan (the "Buyer Stock Plans"). Each of the outstanding shares of capital stock of each of Buyer's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Buyer or a direct or indirect wholly-owned subsidiary of Buyer, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth in Section 4.5 of Buyer's Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Buyer or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Buyer or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Buyer does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Buyer on any matter.

      4.6 REPORTS; FINANCIAL STATEMENTS. Buyer has made available to each Seller, each registration statement, report, proxy statement or information statement prepared by it since June 30, 2004 (the "Buyer Audit Date"), including its Annual Report on Form 10-K for the year ended June 30, 2004, in the form
(including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Buyer Reports"). As of their respective dates, to the Knowledge of Buyer, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Buyer Reports (including the related notes and schedules) fairly presents the consolidated financial position of Buyer and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Buyer Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with consistently applied during the periods involved, except as may be noted therein. Since the Buyer Audit Date, Buyer and each of its Subsidiaries required to make filings under any Legal Requirement has filed with the applicable Governmental Bodies all material forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied in all material respects with all applicable laws, rules and regulations, other than such failures to file and non-compliance that could not have a Buyer Material Adverse Effect. Except as set forth in applicable filings with the SEC, to Buyer's Knowledge, as of the date hereof, no Person or "group" "beneficially owns" 5% or more of its outstanding voting securities, with the terms "beneficially owns" and "group" having the meanings ascribed to them under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                                    ARTICLE V

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.

      The obligations of Buyer to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing:

      5.1 REPRESENTATION AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of Sellers contained in this Agreement and the Disclosure Letter (without giving effect to any updating or corrective information provided pursuant to Article VII or otherwise) shall have been true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects) when made and as of the Closing Date, and Sellers shall have delivered to Buyer a certificate, executed by each Seller and dated the Closing Date, to the foregoing effect.

      5.2 NO MATERIAL ADVERSE CHANGE. During the period from the date of the Interim Balance Sheet to the Closing Date, there shall not have been any material adverse change in the financial condition, results of operations, business or prospects of any Acquired Company, individually or taken as a whole, nor any material loss or damage to its assets, whether or not insured, which materially affects the ability of any Acquired Company, individually or taken as a whole, to conduct its business; Sellers shall have delivered to Buyer a certificate, executed by each Seller and dated the Closing Date, to the foregoing effect.

      5.3 SELLERS' PERFORMANCE. Each of the Sellers shall have performed and complied with all covenants and agreements required by this Agreement and each other agreement entered into in connection herewith to be performed or complied with by that Sellers on or before the Closing Date. At the Closing, each Seller shall have delivered to Buyer a certificate, dated the Closing Date, to the foregoing effect.

      5.4 OPINION OF SELLERS' COUNSEL. Sellers shall have delivered to Buyer an opinion of counsel to Sellers, dated the Closing Date, in a form reasonably acceptable to Buyer's counsel.

      5.5 OWNERSHIP OF SHARES. Sellers shall have transferred all the Shares to Buyer, free and clear of all Encumbrances. No claim shall have been filed, made or threatened by any Person asserting that such Person is entitled to any part of the Purchase Price paid for the Shares. The parties agree that Buyer's purchase of the Shares pursuant to the terms and conditions of this Agreement will not trigger any transfer taxes.

      5.6 NO PROHIBITION OF TRANSACTION. No Proceeding or regulation or legislation shall have been instituted, threatened or proposed before, nor any Order issued by, any Governmental Body to enjoin, restrain, prohibit or obtain substantial damage (a) in respect of, or which is related to, or arises out of, this Agreement or the consummation of the Contemplated Transactions, or (b) which, in the reasonable judgment of the Buyer, could have a Material Adverse Effect.

      5.7 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of any Governmental Body which counsel for Buyer may reasonably deem necessary or appropriate so that consummation of the Contemplated Transactions will be in compliance with applicable Legal Requirements.

      5.8 DOCUMENTATION AND CONSENTS. Sellers shall have made all deliveries required pursuant to Section 2.4 (a) of this Agreement. In addition, Sellers shall have delivered all assignments, consents, approvals and other documents, certificates and instruments as the Buyer may reasonably request for the purpose of (a) enabling its counsel to provide the opinion required under this Agreement, (b) evidencing the accuracy and completeness of any representations or warranties, the performance of any covenants and agreements of the Sellers, or the satisfaction any conditions, all as contained or referred to in this Agreement or (c) effectuating or confirming the conveyance and transfer of the Shares to Buyer.

      5.9 EMPLOYMENT AGREEMENTS. Each of Li and Lee shall have executed and delivered to Buyer employment agreements (the "Employment Agreements") in the forms of Exhibits 5.9(a) and 5.9(b), respectively.

      5.10 CONSENTS TO ASSIGNMENTS. On or prior to the Closing Date, Sellers shall have furnished Buyer with evidence of consents as Sellers shall know or Buyer shall determine to be required to enable Buyer to continue to enjoy the benefit of any Contract or Governmental Authorization to or of which any Acquired Company is a party or a beneficiary and which can, by its terms (with consent) and consistent with applicable Legal Requirements, be so enjoyed after the transfer of the Shares to the Buyer. If there is in existence any Governmental Authorization that by its terms or applicable Legal Requirements, expires, terminates, or is otherwise rendered invalid upon the transfer of the Shares to the Buyer acquired Company to continue to be conducted following the transfer of the Shares, Buyer shall have obtained or been furnished by Sellers an equivalent of that license or permit, effective as of and after the Closing Date.

      5.11 RESIGNATIONS. Buyer shall have received the resignation of Li as Chief Executive Officer of the Company, the resignation of Lee as a director of the Company and the resignations of all other individuals who are officers or directors of any Acquired Company immediately prior to the Closing that Buyer deems appropriate.

      5.12 SELLERS' RELEASE.  Buyer shall have received a release in the form of
Exhibit 5.12 executed by each of the Sellers and such other employees of any Acquired Company as Buyer may designate (the "Sellers' Release").

      5.13 DUE DILIGENCE. Buyer shall have been satisfied, in its sole and absolute discretion, with its due diligence investigation and review of the financial condition, business and operations of the Company, including, without limitation, Buyer's review of the Company's medical plans; provided, however, that Buyer's due diligence investigation with respect to (i) Encumbrances on or against the personal property of the Company existing prior to the date hereof and (ii) judgments against the Company existing prior to the date hereof shall be limited to searches through the website of LexisNexis, www.lexis.com; provided further, however, that the foregoing shall in no way limit Sellers' obligation hereunder to disclose to Buyer information of which either Seller becomes aware related to (i) and (ii) above.

      5.14 INVENTORY FACILITY. The Company's $3,500,000 inventory financing facility, including the $1,000,000 standby letter of credit facility (the "Textron Facility"), provided by Textron Financial Corporation ("Textron"), shall remain in full force and effect with the consent of Textron, or the Textron Facility shall have been refinanced by a third party on terms and conditions satisfactory to Buyer, in its sole discretion.

      5.15 SERIES A PREFERRED STOCK. The closing of the transaction contemplated by that certain agreement entered into, or to be entered into, by and among the Company and the holders of the shares of Series A Preferred Stock shall have occurred simultaneously with the Closing (the "Series A Transaction").

      5.16 CONSENT. Buyer shall have received the consent of KPMG, the Company's independent auditors, to the inclusion of the Company's financials in any Form 8-K filed to disclose the Contemplated Transactions and any other reports required to be filed by the Company, Buyer or any of their affiliates on or after the Closing.

      5.17 RECORDS. The Acquired Companies shall retain possession of all corporate, accounting, business and tax records of each such Acquired Company.

      5.18 OPINION OF NEVADA COUNSEL. Sellers shall have delivered to Buyer an opinion of counsel, authorized to practice law in the State of Nevada, that the Nevada Statutes will not apply to the Contemplated Transactions.

      5.19 OTHER DOCUMENTS AND ASPECTS OF THE TRANSACTION. Buyer shall have received such other documents, instruments, certificates and opinions as may be required by this Agreement or as may be reasonably requested by Buyer.

      5.20 ACTIONS SATISFACTORY. All certificates, opinions and other documents to be delivered by Sellers and all other matters to be accomplished prior to or at the Closing shall be satisfactory in the reasonable judgment of Buyer and its counsel.

      5.21 SHARES. The Shares shall continue to be eligible for trading on the Over-The-Counter Bulletin Board or NASDAQ.

      5.22 UCC FINANCING STATEMENTS. Except for Micro Technology Concept, Inc., Textron Financial Corporation and Wells Fargo Bank National Association, Sellers shall have (i) filed, or shall have obtained authorizations from the applicable creditors to file, in the proper filing offices, UCC-3 Financing Statements terminating all UCC-1 Financing Statements, and amendments thereto, set forth in
Section 3.8 of the Disclosure Letter, or (ii) demonstrated that the obligation underlying the UCC-1 has been satisfied to the reasonable satisfaction of Buyer.

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

      The obligations of Sellers to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Sellers in writing:

      6.1 REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of Sellers contained in Section 4 of this Agreement shall have been true and correct when made and as of the Closing Date, and Buyer shall have delivered to Sellers a certificate, executed by an executive officer of Buyer and at the Closing Date, to the foregoing effect.

      6.2 INDEMNITY AGREEMENT. Buyer shall have delivered to Sellers the Indemnity Agreement.

      6.3 PLEDGE AGREEMENT. Buyer shall have delivered to Quarles the Pledge Agreement and the certificates representing the Shares.

      6.4 BUYER'S PERFORMANCE. Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or before the Closing Date. At the Closing, Buyer shall have delivered to Sellers a certificate, signed by an executive officer of Buyer and dated the Closing Date, to the foregoing effect.

      6.5 OPINION OF BUYER'S COUNSEL. Buyer shall have delivered to Sellers an opinion of counsel to Buyer, dated the Closing Date, in a form reasonably acceptable to Sellers' counsel.

      6.6  REVOLVING  LINE  OF  CREDIT.   Buyer  shall  have  used  commercially
reasonable efforts to obtain a $1,000,000 to $2,000,000 revolving line of credit for bulk wholesale purchases and resales for the Company.

      6.7 CONTINUED LISTING. Buyer's Common Stock shall continue to be eligible for trading on the Over-The-Counter Bulletin Board or NASDAQ.

                                   ARTICLE VII
                   COVENANTS OF SELLERS PRIOR TO CLOSING DATE

      7.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement to the Closing Date, Sellers shall, and shall cause each Acquired Company and its officers, employees, agents and representatives to, afford Buyer and its representatives (including legal counsel, financial and other advisors, consultants and independent accountants) full and free access to each Acquired Company's personnel, properties, contracts, books and records and other documents and data, including tax returns, and shall furnish Buyer with copies of all documents and with such additional financial and operating data and other information as Buyer shall, from time to time, reasonably request for the purpose of enabling Buyer to investigate the affairs of each Acquired Company and the accuracy of the representations and warranties of Sellers made in this Agreement. During such investigation, Buyer and its representatives shall have the right to make copies of such contracts, books and records, tax returns and other documents and data as it may deem advisable. The furnishing of such information to Buyer any such investigation by Buyer shall not affect Buyer's right to rely on any of the representations and warranties made in this Agreement.

      7.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES. During the period the date of this Agreement to the Closing Date, Sellers shall cause each Acquired Company to conduct its business only in the ordinary course and in a manner consistent with the past practices of such Acquired Company; use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it; confer with Buyer concerning operational matters of material nature; and report periodically to Buyer concerning the status of the business, operations and finances of the Acquired Companies.

      7.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, Sellers shall not, without the prior consent of Buyer, take any action described in Section 3.16 of this Agreement.

      7.4 APPROVALS OF GOVERNMENTAL BODIES. Between the date of this Agreement the Closing Date, Sellers will use their Best Efforts, and will cooperate with Buyer in taking all steps necessary, promptly to (i) make any filing and (ii) obtain any consent, approval or authorization of any Governmental Body, in each case required by Legal Requirements to allow the consummation of this Agreement and the Contemplated Transactions.

      7.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition which makes untrue any representation or breaches any warranty made by Sellers in this Agreement or if he, she or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) make untrue any such representation or breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if such Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers shall deliver to Buyer a Supplement to the Disclosure Letter specifying such change. Delivery of such Supplements shall be for information purposes only and shall not modify in any such respect any representation, warranty, covenant or condition contained herein. During the same period, each Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Sellers set forth in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions set forth in Section 5 impossible or unlikely.

      7.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided herein, Sellers shall cause all indebtedness of any Related Person to any Acquired Company to be paid in full prior to Closing.

      7.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 12.1, Sellers shall not, and shall cause each of the Acquired Companies not to, solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal of, any other potential buyer or buyers of the assets or stock of any of the Acquired Companies.

      7.8 SEC REPORTS. After the date hereof, Sellers shall file, and cause the Company to file, with the SEC all reports and/or statements required to be filed by them or it under applicable Legal Requirements, including, without limitation, such reports and statements required to be filed as a result of each Seller's execution of this Agreement, and such reports and/or statements shall be filed within the time periods provided for under such Legal Requirements.

      7.9 SERIES A PREFERRED STOCK. Each Seller shall use his or her Best Efforts to assist Buyer and the Company with closing the Series A Transaction.

      7.10 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions specified in
Article V to be satisfied.

                                  ARTICLE VIII

                    COVENANTS OF BUYER PRIOR TO CLOSING DATE.

      8.1 APPROVALS OF GOVERNMENTAL BODIES. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts, and will cooperate with Sellers in taking all steps necessary, promptly to (i) make any filing and (ii) obtain any consent, approval or authorization of any Governmental Body, in each case required by Legal Requirements to allow the consummation of this Agreement and the Contemplated Transactions, provided that nothing herein shall require Buyer to dispose of, or make any change in, any portion of its business or to incur any other burden in order to obtain any consent, approval or authorization.

      8.2 NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Sellers in writing if it becomes aware of any fact or condition which makes untrue any representation or breaches any warranty made by Buyer in this Agreement or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) make untrue any such representation or breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

      8.3 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the condition specified in Article VI hereof to be satisfied.

                                   ARTICLE IX

         COVENANTS OF SELLERS AND BUYER SUBSEQUENT TO THE CLOSING DATE.

      9.1 FURTHER ASSURANCES. Sellers will, upon request of Buyer from time to time after the Closing, execute and deliver, and use their Best Efforts to cause other Persons to execute and deliver, to Buyer all such further documents and instruments, and will do or use their Best Efforts to cause to be done such other acts, as Buyer may reasonably request more completely to consummate and make effective the Contemplated Transactions.

      9.2 FURTHER CONSENTS. If the transfer of the Shares to the Buyer at the Closing without the consent or approval of a third Person would constitute a breach of any Contract to which the Company is a party or by which it or any of its properties are bound or create in any third Person the right to declare a default in respect of, or to cancel or terminate, any such Contract or any Governmental Authorization of the Company and if such consent or approval (or an effective waiver thereof) is not obtained prior to the Closing, then Buyer shall have the right by an instrument executed in writing and delivered to the Sellers at the Closing to cause the transfer of the Shares not to carry with it an assignment of the item or items that necessitate such consent or approval until such consent or approval (or an effective waiver thereof) shall have been obtained. In such an event, the Sellers will continue after Closing to use their Best Efforts promptly to obtain such consents and approvals, or effective waivers thereof, and will cooperate with Buyer in any reasonable arrangement designed to provide Buyer with the benefit of the Company's rights thereunder.

      9.3 SEC REPORTS. On and after the Closing Date, Sellers shall timely file, and cause Sellers' counsel to timely file on behalf of the Company, with the SEC, such reports and/or statements required to be filed by them or it in connection with the consummation of the Contemplated Transactions.

      9.4 SEC REPORTS. On and after the Closing Date, Buyer shall timely file, or cause to be timely filed, with the SEC, such reports and/or statements required to be filed by it in connection with the consummation of the Contemplated Transactions.

      9.5 TEXTRON FACILITY. In the event that on or prior to the Closing Date, each of Li's and Lee's personal guarantee of the Textron Facility shall not have been terminated, or the Textron Facility shall not have been refinanced by the Company with a third party not requiring the personal guarantees of Li and Lee, not later than the date which is 300 days after the Closing Date, Buyer shall cause the personal guarantee of each of Li and Lee to be terminated.

                                    ARTICLE X

                                MUTUAL COVENANTS

      10.1 EXPENSES. Except as expressly otherwise provided herein, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. In the case of termination of this Agreement, the obligation of each party to pay its own expenses shall be subject to any rights of such party arising from a breach of this Agreement by another party.

      10.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity, including any reports or statements required to be filed with the SEC with respect to this Agreement or the Contemplated Transactions shall be issued, if at all, at such time and in such manner as Buyer and Sellers shall mutually determine; provided that the parties agree that (i) a press release announcing the signing of this Agreement shall be issued and filed by each of the Company and Buyer within 24 hours of execution of this Agreement by Buyer and Sellers and (ii) a Form 8-K shall be filed by each of the Buyer and the Company and a
Schedule 13D, as deemed necessary to comply with Rule 13d-1 promulgated under the Exchange Act, shall be filed by each of Buyer and each Seller, within the time frames provided under the applicable rules and regulation of the Securities and Exchange Commission. Unless consented to by the Buyer in advance or required by Legal Requirements, prior to the Closing, Sellers shall, and shall cause the Acquired Companies to, keep the provisions of this Agreement strictly confidential and make no disclosure thereof to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer shall have the right to be present for any such communication.

      10.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, each party will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of another party or the Company any written, oral or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

      If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as may reasonably be requested. Whether or not the Closing takes place, Sellers waive, and will upon request cause the Company to waive, any cause of action, right or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by the Buyer of such trade secrets or confidential information.

                                   ARTICLE XI

                            INDEMNIFICATION; REMEDIES

      11.1 SURVIVAL. All representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

      11.2 TIME LIMITATIONS. If the Closing occurs, Sellers shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing Date, unless on or before the date that is eighteen (18) months after the Closing Date Sellers are given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; provided, however, a claim with respect to Sections 3.3, 3.11, 3.13 and 3.19, or a claim for indemnification not based upon any representation or warranty or agreement to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, Buyer shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing Date, unless on or before the date that is eighteen (18) months after the Closing Date Buyer is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

      11.3 INDEMNIFICATION BY SELLERS. Sellers, jointly and severally, shall indemnify and hold harmless Buyer, the Acquired Companies and their respective agents, representatives, employees, officers, directors, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons"), and shall reimburse the Indemnified Persons for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Sellers in this Agreement or in any certificate delivered by Sellers pursuant to this agreement (for this purpose, the qualification as to materiality in the certificate delivered pursuant to Section 5.1 shall be disregarded), or any actions, omissions or state of facts inconsistent with any such representation or warranty, (b) any failure by Sellers to perform or comply with any agreement in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions. Notwithstanding the foregoing, the aggregate liability of Sellers to the Indemnified Persons under this Article XI shall not exceed $1,000,000.

      11.4 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless Sellers, and shall reimburse Sellers for, any Damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty, (b) any failure by Buyer to perform or comply with any agreement in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions. Notwithstanding the foregoing, the aggregate liability of Buyer to Sellers under this Article XI shall not exceed $1,000,000.

      11.5 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS. Promptly after receipt by an indemnified party under Section 11.3 or 11.4 of notice of the commencement of any Proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such Proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall, unless the claim involves Taxes, be entitled to participate therein and, to the extent that it shall wish (unless

(i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representations would be inappropriate or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect thereto), to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such a Proceeding, (a) no compromise or settlement thereof may be effected by the indemnified party without the indemnified party's consent unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party.

Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party shall not be bound by any determination of a Proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

                                   ARTICLE XII

                                   TERMINATION

      12.1 TERMINATION EVENTS. Subject to the provisions of Section 12.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated:

            (a) by either Buyer or Sellers if a default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured and has not been waived;

            (b) (i) by Buyer if all of the conditions set forth in Article V shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, other than through failure of Buyer to fully comply with its obligations hereunder, and shall not have been waived by Buyer on or before such date; or

                  (ii) by Sellers, if all of the conditions set forth in article VI shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, other than through failure of Sellers to fully comply with its obligations hereunder, and shall not have been waived by Sellers on or before such date;

            (c) by mutual consent of Buyer and Sellers; or

            (d) by either Buyer or Sellers if the Closing shall not have occurred, other than through failure of any such party to fulfill its obligations hereunder, on or before January 10, 2005 or such later date as may be agreed upon in writing by the parties. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

      12.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Sections 10.1 and 10.3 shall survive; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      13.1 NOTICES. Notices. Notices, requests, instructions or other documents to be in given under this Agreement shall be in writing and shall be deemed given and received, (i) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

            if to Buyer:

                     Advanced Communications Technologies, Inc.
                     420 Lexington Avenue, Suite 2739
                     New York, NY  10170
                     Attention: Wayne Danson, Chief Executive Officer
                     Facsimile:  646.227.1666

            With a copy to:

                     Eckert Seamans Cherin & Mellott, LLC
                     1515 Market Street - 9th Floor
                     Philadelphia, PA  19102
                     Attention:  Gary A. Miller, Esquire
                     Facsimile:  215.851.8383

            if to any Shareholder:

                     to the address set forth below such Seller's name on the signature pages hereto with copies to:

                     Quarles & Brady Streich Lang LLP
                     Renaissance One
                     Two N. Central Avenue
                     Phoenix, Arizona  85004-2391
                     Attention:  Christian J. Hoffmann, III, Esquire
                     Fax:  602-420-5008

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

      13.2 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

            (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America and the state courts located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal or state court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13.1 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

            (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.2.

      13.3 FURTHER ASSURANCES. The parties hereto agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

      13.4 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

      13.5 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements among the parties with respect to its subject matter (including, but not limited to, any letter of intent among Buyer and Sellers and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto. This Agreement may not be changed or terminated, except by a written agreement executed by Buyer and Sellers.

      13.6 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other Person.

      13.7 SEVERABILITY. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent no held invalid or unenforceable.

      13.8 SECTION HEADINGS, CONSTRUCTION. The headings of Sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to Sections in this Agreement refer to the corresponding Sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision hereof.

      13.9 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      13.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.



                                   /s/ Theodore S. Li
                                   ------------------------------------
                                   THEODORE S. LI

                                   Address:




                                   /s/ Hui Cynthia Lee
                                   ------------------------------------
                                   HUI CYNTHIA LEE

                                   Address:




                                   ADVANCED COMMUNICATIONS
                                   TECHNOLOGIES, INC.


                                   By: /s/ Wayne I. Danson
                                   ------------------------------------
                                   Name: Wayne I. Danson
                                   Title:  President and Chief Financial Officer

                       CONSENT OF SPOUSE OF THEODORE S. LI

The undersigned, the spouse of Theodore S. Li, consents to the transactions contemplated hereby and acknowledges that the Purchase Price being paid for Mr. Li's Shares hereunder is adequate, and after the Closing the undersigned shall have no interest in Mr. Li's Shares.


                                                     /s/ Catherine Hwa
                                                     ---------------------------

                      CONSENT OF SPOUSE OF HUI CYNTHIA LEE

The undersigned, the spouse of Hui Cynthia Lee, consents to the transactions contemplated hereby and acknowledges that the Purchase Price being paid for Ms. Lee's Shares hereunder is adequate, and after the Closing the undersigned shall have no interest in Ms. Lee's Shares:


                                                     /s/ Jey Hsin
                                                     ---------------------------